                                      SUBLEASE


     1. PARTIES. This Sublease, dated, for reference purposes only, February 21, 2000, is made by and between HOMESPACE SERVICES, INC., a Florida corporation formerly known as Amerinet Financial Systems, Inc. ("SUBLANDLORD")
and JATO COMMUNICATIONS, INC., a   Delaware corporation ("SUBTENANT").

     2. PREMISES. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, commonly known by the street address of 6200 South Syracuse Way, Suite 400, Englewood, Colorado 80111, and generally described as approximately 21,376 square feet located on the fourth floor of the building located at 6200 South Syracuse Way, Englewood, Colorado, commonly referred to as Carrara Place ("PREMISES"), as shown on the plans attached as Exhibit A to the Master Lease (as defined in Section 3.1) and incorporated by this reference herein.

     3.   MASTER LEASE.

          3.1 DESCRIPTION OF MASTER LEASE. Sublandlord is the lessee of the Premises by virtue of a lease, a copy of which and all amendments thereto is attached hereto as Exhibit A and incorporated by this reference herein (the "MASTER LEASE"), wherein PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware corporation, the successor in interest to Gateway Colorado Properties, Inc., a California corporation, is the Landlord ("MASTER LANDLORD").

          3.2 SUBORDINATION OF SUBLEASE. This Sublease is and shall be at all times subject and subordinate to the Master Lease.

          3.3 INCORPORATION OF MASTER LEASE. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the


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Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "LANDLORD" is used it shall be deemed to mean the Sublandlord herein and wherever in the Master Lease the word "TENANT" is used it shall be deemed to mean the Subtenant herein. Subtenant expressly acknowledges and agrees that, notwithstanding anything to the contrary contained herein, Subtenant shall have no rights under and the following provisions of the Master Lease shall not apply to this Sublease: Section 30. OPTION TO RENEW and Section 31. RIGHT TO OFFER. Further, Subtenant shall have no rights or obligations under Section 8.b.(2) of the Master Lease to remove alterations or additions to the Premises made by Sublandlord at the end of the term if such removal is requested by Master Landlord; provided, however, that Subtenant shall have the obligation in accordance with the provisions of Section 8.b.(2) to remove at the end of the term any alterations or additions made to the Premises by Subtenant if requested by Master Landlord. Sublandlord shall provide a copy of any such request by Master Landlord to Subtenant to remove alterations or additions to the Premises within five (5) days of receipt of such request. Subtenant shall cooperate with Sublandlord with respect to any removal for which Sublandlord is responsible, including, if necessary, vacating the Premises prior to the end of the term so that Sublandlord can timely complete its removal obligation by the end of the term. Further, if Subtenant must vacate the Premises in order to comply with Master Landlord's request, Sublandlord shall provide at least thirty (30) days prior written notice to Subtenant of the need for Subtenant to vacate the Premises. If Subtenant vacates the Premises prior to the end of the term at the request of Sublandlord, the Base Rent, the Parking Cost and the Excess Operating Expenses (all as defined in Article 5 below) for the final month shall be prorated based on the number of days of actual occupancy. Subtenant shall indemnify Sublandlord against any loss or liability resulting from any delay by Subtenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.


                                  Page 2 of 12
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          3.4  SUBTENANT'S ASSUMED OBLIGATIONS.  During the term of this
Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Subtenant does hereby expressly assume and agree to perform and comply with, for the benefit of Sublandlord and Master Landlord, each and every obligation of Sublandlord under the Master Lease; provided, however, that Subtenant's obligations with respect to payment of Base Rent and Excess Operating Expenses (as defined in Section 5.3 and 5.4 below, respectively) shall be as described herein and not as described in the Master Lease except to the extent specifically referenced herein. The obligations that Subtenant has assumed hereunder are hereinafter referred to as the "SUBTENANT'S ASSUMED OBLIGATIONS". The obligations that Subtenant has not assumed hereunder are hereinafter referred to as the "SUBLANDLORD'S REMAINING OBLIGATIONS". Subtenant shall hold Sublandlord free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys' fees, arising out of Subtenant's failure to comply with or perform Subtenant's Assumed Obligations.

          3.5 SUBLANDLORD'S PERFORMANCE CONDITIONED ON MASTER LANDLORD'S PERFORMANCE. Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Master Landlord by the terms of the Master Lease. Therefore, despite anything to the contrary in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations under this Sublease is conditioned on performance by the Master Landlord of its corresponding obligations under the Master Lease, and Sublandlord will not be liable to Subtenant for any default of the Master Landlord under the Master Lease. Sublandlord shall use its best efforts to obtain performance by Master Landlord and will pursue any remedies available in the Master Lease in the event of a default by Master Landlord.

          3.6 LIMITATIONS ON SUBLANDLORD'S LIABILITY. Subtenant will not have any claim against Sublandlord based on the Master Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublandlord's act or failure to act. Sublandlord shall promptly pursue any


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remedies available under the Master Lease to ensure Subtenant's quiet enjoyment.
Despite the Master Landlord's failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Subtenant will pay the base rent and additional rent and all other charges provided for in this Sublease without any abatement, deduction or setoff. Except as expressly provided in this Sublease, Subtenant agrees to be subject to, and bound by, all of the covenants, agreements, terms, provisions, and conditions of the Master Lease, as though Subtenant was the Tenant under the Master Lease.

     4. TERM. The term of this Sublease shall commence at 12:01 a.m. on February 28, 2000 and end at 12:00 midnight on May 11, 2002 unless sooner terminated pursuant to any provision hereof.

     5.   RENT.

          5.1 BASE RENT. Subtenant shall pay to Sublandlord as Base Rent equal monthly payments of $35,181.33 in advance, on the first day of each month of be term hereof. Subtenant shall pay Sublandlord upon the execution hereof $35,181.33 as Base Rent for March 2000. Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Also due on execution of the Sublease will be Base Rent and Parking Costs for February 28 and 29 for a total of $2,440.52. Sublandlord shall continue to pay rent to Master Landlord in accordance with the terms of the Master Lease.

          5.2 PARKING COST. In addition to the Base Rent described in Section 4.1, Subtenant acknowledges and agrees that Subtenant shall pay to Sublandlord the amounts required for the parking spaces as described in Section 22 of the Master Lease (the "PARKING COST").

          5.3 EXCESS OPERATING EXPENSE. Subtenant shall also pay to Sublandlord, in addition to the Base Rent and the Parking Cost, the amount by which the "OPERATING EXPENSES" as defined and calculated according to Section 4 of the Master Lease for each year, or portion thereof, during the term of this Sublease


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exceeds the actual Operating Expenses for the Premises for calendar year 2000
(the "2000 OPERATING EXPENSES"). For calendar years 2001 and 2002, Sublandlord shall notify Subtenant of the Master Landlord's estimate of the Sublandlord's pro rata share of the Operating Expenses for such calendar years, and to the extent that the estimated Operating Expenses allocable to Sublandlord for the Premises is greater than the 2000 Operating Expenses for the Premises (the "EXCESS OPERATING EXPENSES"), Subtenant shall pay to Sublandlord monthly in advance at the rate of 1/12 of the Excess Operating Expenses on the same date and at the same place as the Base Rent is payable, with an adjustment to be made between the parties at a later date to the extent that actual Excess Operating Expenses are greater or less than the Excess Operating Expenses calculated with Landlord's estimate of the Operating Expenses. If, at the beginning of calendar year 2001, 2000 Operating Expenses have not been finally determined, Subtenant shall initially pay to Sublandlord in advance at the rate of 1/12 per month the amount by which the estimated Operating Expenses for calendar year 2001 exceed the estimated operating expenses for calendar year 2000 (the "Estimated 2000 Operating Expenses"). After Sublandlord has received the notice from Master Landlord setting forth the actual 2000 Operating Expenses, Sublandlord shall send a notice to Subtenant setting forth the determination of the actual amount of the 2000 Operating Expenses and a calculation of any overpayment or underpayment by Tenant of Excess Operating Expenses. If the 2000 Operating Expenses are greater than the Estimated 2000 Operating Expenses so that Subtenant has overpaid Excess Operating Expenses, Sublandlord shall credit any excess amounts paid by Subtenant against the monthly Base Rent next payable by Subtenant to Sublandlord hereunder. If the 2000 Operating Expenses are less than the Estimated 2000 Operating Expenses so that Subtenant has underpaid the Excess Operating Expenses, Subtenant shall pay the amount of the underpayment to Sublandlord within ten (10) days of Subtenant's receipt of the notice from Sublandlord setting forth the determination of the actual amount of 2000 Operating Expenses and the calculation of the amount of the underpayment. After determination of the 2000 Operating Expenses, and the adjustment described hereinafter, for the balance of the calendar year 2001, Subtenant shall pay to Landlord in advance at the


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rate of 1/12 per month the amount by which the estimated Operating Expenses for
2001 exceed the 2000 Operating Expenses. Thereafter, if Sublandlord receives a notice of adjustment from Master Landlord that indicates that the actual Operating Expenses for a calendar year during the term are greater or less than the estimated Operating Expenses so that Subtenant has underpaid or overpaid Excess Operating Expenses, Sublandlord shall notify Subtenant of the amount of the actual Operating Expenses, including a copy of Master Landlord's notice and a calculation of any underpayment or overpayment by Subtenant of the Excess Operating Expenses. If the actual Excess Operating Expenses are greater than previously paid by Subtenant, Subtenant shall pay such amount to Sublandlord within ten (10) days of Subtenant's receipt of the notice from Sublandlord. If the actual Excess Operating Expenses are less than previously paid by Subtenant, Sublandlord shall credit any excess amounts paid by Subtenant against the monthly Base Rent next payable by Subtenant to Sublandlord hereunder or, if the adjustment occurs after the last payment by Subtenant to Sublandlord of Base Rent, Sublandlord shall pay to Subtenant the excess amounts paid by Subtenant subject to offset for any amounts that may be owed by Subtenant to Sublandlord.

          5.4 RENT DEFINED. All monetary obligations of Subtenant to Sublandlord under the terms of this Sublease (except for the Security Deposit) including, without limitation, the Parking Costs and the Excess Operating Expenses, are deemed to be rent ("RENT"). Rent shall be payable in lawful money of the United States to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing.

          5.5 INDEMNIFICATION BY SUBLANDLORD. In the event of a default by Sublandlord as tenant under the Master Lease which results in Subtenant being required to pay rent directly to Master Landlord in order to be able to continue to occupy the Premises, Sublandlord shall indemnify and hold harmless Subtenant from the difference between the amount of the Base Rent payable by Sublandlord to Master Lessor under the Master Lease and the Base Rent payable by Subtenant to


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Sublandlord.  Sublandlord shall further indemnify Subtenant in such event with respect to Operating Expenses up to the amount of the 2000 Operating Expenses.

     6. SECURITY DEPOSIT. Subtenant shall deposit with Sublandlord upon execution hereof $35,000.00 as security for Subtenant's obligations hereunder. If Subtenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease or the Master Lease, Sublandlord may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of said deposit, Subtenant shall within ten (10) days after written demand therefor forward to Sublandlord an amount sufficient to restore said Deposit to the full amount provided for herein and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep said Deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, said Deposit, or so much thereof as has not therefor been applied by Sublandlord, shall be returned, without payment of interest, to Subtenant at the expiration of the term hereof after Subtenant has vacated the Premises. No trust relationship is created herein between Sublandlord and Subtenant with respect to said Security Deposit.

     7.   USE.

          7.1 AGREED USE. The Premises shall be used and occupied only for general or executive offices, or both and for no other purpose.

          7.2  ACCEPTANCE OF PREMISES AND TENANT.  Subtenant acknowledges that:

               (a) It has been advised to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire


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sprinkler systems, security, environmental aspects, and compliance with applicable laws), and their suitability for Subtenant's intended use.

               (b) Subtenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises.

               (c) Neither Sublandlord, Sublandlord's agents, nor any broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

               (d)  Subtenant accepts the Premises "AS IS" with all faults.

     8. CONSENT OF MASTER LANDLORD REQUIRED UNDER MASTER LEASE. Section 14 of the Master Lease requires that Sublandlord obtain the consent of Master Landlord to any subletting by Sublandlord. Therefore, this Sublease shall not be effective unless Master Landlord consents to this Subletting. Further, this Sublease shall only be effective if Master Landlord does not terminate the Master Lease with respect to the Subleased Premises and recapture the Subleased Premises within fourteen (14) days after Sublandlord provides Master Landlord with a written notice of Sublandlord's intent to sublease the Subleased Premises containing the information required by Section 4.a(2) and (3) of the Master Lease.

     9.   MISCELLANEOUS

          9.1 CERTIFICATES. Each party to this Sublease will, from time to time as requested by the other party, on not less than ten (10) days prior written notice, execute, acknowledge, and deliver to the other party a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that this Sublease is in full force and effect as modified and stating the modifications). That statement will certify the dates to which base rent, additional rent, and any other charges have been paid. That statement will also state whether, to the knowledge of the person signing the certificate, the other party is in default beyond any applicable grace period provided in this Sublease in the performance of any of its obligations under this Sublease. If the other party is in default beyond any


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applicable grace period, the statement will specify each default of which the signer then has knowledge. It is intended that this statement may be relied on by others with whom the party requesting that certificate may be dealing.

          9.2 ASSIGNMENT OR SUBLEASING. Subject to the rights of the Master Landlord and the restrictions contained in the Master Lease in connection with a transfer, Subtenant is not entitled to assign this Sublease or to sublet all or any portion of the Subleased Premises without the prior written consent of Sublandlord which consent may not be unreasonably withheld by Sublandlord.

          9.3 SEVERABILITY. If any provision of this Sublease or the application of any provision of this Sublease to any person or circumstance is, to any extent, held to be invalid or unenforceable, the remainder of this Sublease or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Sublease will be valid and be enforced to the fullest extent permitted by law.

          9.4 ENTIRE AGREEMENT. This Sublease constitutes the final, complete and exclusive statement between the parties to this Sublease pertaining to the Subleased Premises, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors, and assigns. No party has been induced to enter into this Sublease by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Sublease. Any agreement made after the date of this Sublease is ineffective to modify, waive, release, terminate, or effect an abandonment of this Sublease, in whole or in part, unless that agreement is in writing, is signed by the parties to this Sublease, and specifically states that the agreement modifies this Sublease.


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          9.5  CAPTIONS.  Captions to the sections in this Sublease are included for convenience only and do not modify any of the terms of this Sublease.

          9.6 FURTHER ASSURANCES. Each party to this Sublease will at its own cost and expense execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Sublease.

          9.7 GOVERNING LAW. This Sublease will be governed by and in all respects construed in accordance with the laws of the State of Colorado.

          9.8 CAPITALIZED TERMS. All terms spelled with initial capital letters in this Sublease that are not expressly defined in this Sublease will have the respective meanings given such terms in the Master Lease.

          9.9 ATTORNEYS' FEES AND COSTS. Subtenant shall reimburse Sublandlord, within ten (10) days of demand therefor, for all of Sublandlord's costs, including attorneys' fees, expended in connection with collecting any monies due hereunder and not paid when due, and in connection with any other default of Subtenant hereunder. In the event of litigation hereunder, the substantially prevailing party shall recover from the other party the substantially prevailing party's costs and reasonable attorneys' fees, and such costs and attorneys' fees shall be made a part of the judgment in such action.

          9.10 NOTICES. No notice, request, demand, instruction, or other document to be given hereunder to any Party shall be effective for any purpose unless personally delivered, delivered by commercial overnight delivery service, or sent by certified or registered mail, return receipt requested, to the appropriate address set forth below, or transmitted by telecopier to the number set forth below. For all purposes herein, notices shall be provided as follows:


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          If to the Sublandlord:   Homespace Services, Inc.
                                   Attn:  John Wright
                                   251 South Lake Avenue, Suite 1000
                                   Pasadena, CA 91101
                                   Telecopier: (626) 229-2859

          With copy to:            Henry P. Pramov, Jr., Esq.
                                   Rodi, Pollock, Pettker, Galbraith & Cahill
                                   A Law Corporation
                                   444 South Flower Street, Suite 1700
                                   Los Angeles, CA 90071-2901
                                   Telecopier. (213) 895-4921

          If to the Subtenant:     Jato Communications, Inc.
                                   Attn:  Dan Alonzi
                                   1099 18th Street, Suite 2200
                                   Denver, CO 80202
                                   Telecopier: ___________________________

          With copy to:            _______________________________________
                                   _______________________________________
                                   _______________________________________
                                   Telecopier: ___________________________

Notices that are mailed shall be deemed to have been given on the second day following deposit of same in any United States Post Office mailbox in the state to which the notice is addressed or on the third day following deposit in any such post office box other than in the state to which the notice is addressed, postage prepaid, addressed as set forth above. Notices sent via commercial overnight delivery service shall be deemed to have been given the next business day after deposit with the commercial delivery service. Notices that are transmitted via telecopier shall be deemed to have been given the business day transmitted, if transmitted before 3:00 p.m. recipient's time, and on the next business day, if transmitted after 3:00 p.m. recipient's time, as evidenced by a telecopier confirmation. The addresses and telecopier numbers for the purposes of this paragraph may be changed by giving written notice of such change in the manner herein provided for giving notice.

          9.11 COPY OF NOTICES FROM MASTER LANDLORD. Sublandlord shall provide to Subtenant a copy of any written notice provided by Master Landlord to


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Sublandlord with respect to the Master Lease.  Except as otherwise may be provided herein, Sublandlord shall provide such copy of any such notice to Subtenant within ten (10) days of receipt thereof by Sublandlord.

          9.12 SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer contained in this Sublease, the covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant, their respective successors and assigns, and all persons claiming by, through or under them.

          9.13 REAL ESTATE COMMISSIONS. Sublandlord and Subtenant represent and warrant to each other that neither party has used the services of any real estate broker, salesperson or finder in connection with subleasing of the Subleased Premises, other than the services of The Staubach Company ("BROKERS"). Sublandlord shall pay all costs, fees and commissions owing to Brokers in accordance with Sublandlord's written agreement with Brokers.

     "SUBLANDLORD"                           "SUBTENANT"


     HOMESPACE SERVICES, INC., a             JATO COMMUNICATIONS, INC.,
     Florida corporation formerly known      a ______________ corporation
     as Amerinet Financial Systems, Inc.



     By:  /s/ John R. Wright, Jr.            By:  /s/ William D. Myers
        --------------------------------        --------------------------------
     Name:  John R. Wright, Jr.              Name:  William D. Myers
          ------------------------------          ------------------------------
     Its:  S.V.P. Finance                    Its:  C.F.O.
         -------------------------------         -------------------------------

     By:                                     By:
        --------------------------------        --------------------------------
     Name:                                   Name:
          ------------------------------          ------------------------------
     Its:                                    Its:
         -------------------------------         -------------------------------


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